As filed with the Securities and Exchange Commission on July 8, 2024
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
BROADCOM INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	35-2617337 (I.R.S. Employer Identification Number)
3421 Hillview Avenue
Palo Alto, California 94304
(650) 427-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Mark Brazeal
Chief Legal and Corporate Affairs Officer
Broadcom Inc.
3421 Hillview Avenue
Palo Alto, California 94304
(650) 427-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Noelle Matteson Emily Sacks-Wilner Broadcom Inc. 3421 Hillview Avenue Palo Alto, California 94304 (650) 427-6000	David C. Karp Ronald C. Chen Viktor Sapezhnikov Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (212) 403-1000
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

Broadcom Inc.
Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Purchase Contracts
Units
From time to time, we or certain selling securityholders may offer the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.
We will provide the specific terms of these offerings and securities in supplements to this prospectus. The supplements may also add, update or change information in this prospectus with respect to that offering. You should read carefully this prospectus, the information incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under “Risk Factors” in the applicable prospectus supplement and under similar headings in our filings with the U.S. Securities and Exchange Commission (the “SEC”) that are incorporated by reference herein.
Our common stock is listed on the NASDAQ Global Select Market (“Nasdaq”) under the symbol “AVGO.”
We may offer and sell the securities directly, through agents we select from time to time or to or through underwriters or dealers we select, or through a combination of these methods. In addition, certain selling securityholders may offer and sell our securities from time to time, together or separately. We will provide specific information about any selling securityholders in one or more prospectus supplements. If we or the selling securityholders use any agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we or any selling securityholders expect to receive from that sale will also be set forth in a prospectus supplement.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 8, 2024.

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ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, we are registering an unspecified amount of each class of the securities described in this prospectus and we may sell any combination of the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we or any selling securityholder may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the securities being offered and the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. To the extent that this prospectus is used by any securityholder to resell any securities, information with respect to the securityholder and the terms of the securities being offered will be contained in a prospectus supplement. Any prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement or free writing prospectus, you should rely on the information in the applicable prospectus supplement or free writing prospectus. Please carefully read both this prospectus and the applicable prospectus supplement and any applicable free writing prospectus, together with the documents incorporated by reference into this prospectus described below under the heading “Where You Can Find More Information,” before making a decision to purchase any of our securities.
You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement or free writing prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should assume that the information in this prospectus or any prospectus supplement or free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition and results of operations may have changed since that date.
As used in this prospectus, “Broadcom,” “Company,” “we,” “our” or “us” refers to Broadcom Inc. and its subsidiaries on a consolidated basis, unless otherwise indicated. When we refer to “you,” we mean the holders of the applicable class or series of securities issued by Broadcom Inc.

WHERE YOU CAN FIND MORE INFORMATION
We file periodic reports, proxy statements and other information with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov and on the investor relations page of our website at www.broadcom.com. The reference to our website address does not constitute incorporation by reference of the information contained on our website.
This prospectus and any prospectus supplement are part of a registration statement on Form S-3 that we filed with the SEC and do not contain all of the information set forth in the registration statement. For further information with respect to us and the securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus or any prospectus supplement or any related free writing prospectus as to the contents of any contract, agreement or any other document referred to are not necessarily complete. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved.
INCORPORATION BY REFERENCE
This prospectus incorporates by reference the following documents Broadcom has filed with the SEC:
(a)	Annual Report on Form 10-K for the fiscal year ended October 29, 2023, filed on December 14, 2023;
(b)	Quarterly Reports on Form 10-Q for the quarters ended February 4, 2024 and May 5, 2024, filed on March 14, 2024 and June 13, 2024, respectively;
(c)
Current Reports on Form 8-K filed on October 30, 2023, November 22, 2023 (as amended by Amendment No. 1 filed with the SEC on February 8, 2024), December 7, 2023 (Items 2.05 and 8.01 only), February 9, 2024, March 7, 2024 (Item 8.01 only), April 24, 2024, June 12, 2024 (Item 8.01 only) and July 8, 2024;

(d)
Definitive Proxy Statement on Schedule 14A, filed on February 26, 2024 (solely to the extent specifically incorporated by reference into Broadcom’s Annual Report on Form 10-K filed on December 14, 2023); and

(e)
The description of Broadcom’s common stock which is contained in Exhibit 4.3 to Broadcom’s Annual Report on Form 10-K filed on December 20, 2019, including any amendment or report filed for the purpose of updating such description.

All documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), before the termination of the offering shall be deemed incorporated by reference in this prospectus and to be part hereof from the date of the filing of such documents; except as to any portion of any document, portions of documents, exhibit or other information that is deemed to be furnished and not filed under such provisions.
Any statement contained in a document incorporated by reference or deemed incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
If requested, we will provide to each person, including any beneficial owners, to whom a prospectus is delivered, a copy of the reports and documents that have been incorporated by reference into this prospectus. Exhibits to the filings will not be sent unless those exhibits have been specifically incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may make a request through the Investors section of our website or by writing or telephoning us at the following address or phone number:
Broadcom Inc.
Attn: Investor Relations
3421 Hillview Avenue
Palo Alto, California 94304
Telephone: (650) 427-6000

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and documents incorporated by reference into this prospectus and any prospectus supplement or free writing prospectus may contain forward-looking statements (including within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act) concerning Broadcom. These statements include, but are not limited to, statements that address our expected future business and financial performance and other statements identified by words such as “will,” “expect,” “believe,” “anticipate,” “estimate,” “should,” “intend,” “plan,” “potential,” “predict,” “project,” “aim,” and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of Broadcom’s management, current information available to Broadcom’s management, and current market trends and market conditions, and involve risks and uncertainties that may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.
Particular uncertainties that could materially affect future results include risks associated with: global economic conditions and concerns; government regulations and administrative proceedings; trade restrictions and trade tensions; global political and economic conditions; our acquisition of VMware, Inc. (“VMware”), including employee retention, unexpected costs, charges or expenses, and our ability to successfully integrate VMware’s business and realize the expected benefits; any acquisitions or dispositions we may make, including our acquisition of VMware, such as delays, challenges and expenses associated with receiving governmental and regulatory approvals and satisfying other closing conditions, and with integrating acquired businesses with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected by such acquisitions; dependence on and risks associated with distributors and resellers of our products; our significant indebtedness and the need to generate sufficient cash flows to service and repay such debt; dependence on senior management and our ability to attract and retain qualified personnel; our ability to protect against cyber security threats and a breach of security systems; cyclicality in the semiconductor industry or in our target markets; any loss of our significant customers and fluctuations in the timing and volume of significant customer demand; our dependence on contract manufacturing and outsourced supply chain; our dependency on a limited number of suppliers; our ability to accurately estimate customers’ demand and adjust our manufacturing and supply chain accordingly; our ability to continue achieving design wins with our customers, as well as the timing of any design wins; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities, warehouses or other significant operations; our ability to improve our manufacturing efficiency and quality; involvement in legal proceedings; demand for our data center virtualization products; ability of our software products to manage and secure IT infrastructures and environments; our ability to manage customer and market acceptance of our products and services; compatibility of our software products with operating environments, platforms or third-party products; our ability to enter into satisfactory software license agreements; availability of third-party software used in our products; use of open source software in our products; sales to government customers; our ability to manage products and services lifecycles; quarterly and annual fluctuations in operating results; our competitive performance; our ability to maintain or improve gross margin; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product warranty and indemnification claims, or undetected defects or bugs; our ability to sell to new types of customers and to keep pace with technological advances; our compliance with privacy and data security laws; fluctuations in foreign exchange rates; our provision for income taxes and overall cash tax costs, legislation that may impact our overall cash tax costs, our ability to maintain tax concessions in certain jurisdictions and potential tax liabilities as a result of acquiring VMware; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature.
All forward-looking statements are qualified in their entirety by reference to the factors discussed under the heading “Risk Factors” in this prospectus and any accompanying prospectus supplement or free writing prospectus and under similar headings in our other filings with the SEC that are incorporated by reference in this prospectus or any accompanying prospectus supplement. We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus or any prospectus supplement or incorporated by reference into this prospectus or any prospectus supplement may not in fact occur. We undertake no intent or obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

BROADCOM INC.
Broadcom Inc., a Delaware corporation headquartered in Palo Alto, California, is a global technology leader that designs, develops and supplies a broad range of semiconductor and infrastructure software solutions. We develop semiconductor devices with a focus on complex digital and mixed signal complementary metal oxide semiconductor based devices and analog III-V based products. We have a history of innovation in the semiconductor industry and offer thousands of products that are used in end products such as enterprise and data center networking, home connectivity, set-top boxes, broadband access, telecommunication equipment, smartphones and base stations, data center servers and storage systems, factory automation, power generation and alternative energy systems, and electronic displays. Our infrastructure software solutions enable customers to plan, develop, deliver, automate, manage and secure applications across mainframe, distributed, edge, mobile, and private and hybrid cloud platforms. Our portfolio of industry-leading infrastructure and security software is designed to modernize, optimize, and secure the most complex private and hybrid cloud environments, enabling scalability, agility, automation, insights, resiliency and security. We also offer mission critical fibre channel storage area networking products and related software in the form of modules, switches and subsystems incorporating multiple semiconductor products.
Our principal executive office is located at 3421 Hillview Avenue, Palo Alto, California 94304, and our telephone number is (650) 427-6000. All of our operations are conducted through our various subsidiaries, which are organized and operated according to the laws of their country of incorporation, and consolidated by Broadcom.

RISK FACTORS
Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Special Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement or free writing prospectus and under similar headings in our filings with the SEC that are incorporated by reference herein and/or included in any prospectus supplement, before making an investment decision. Additionally, the risks and uncertainties discussed in this prospectus or any prospectus supplement or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of any securities we may sell could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material.

USE OF PROCEEDS
Unless otherwise provided in a prospectus supplement, we intend to use the net proceeds from the sale of our securities under this prospectus and any applicable prospectus supplement for general corporate purposes, which may include but are not limited to financing our operations, repayment of debt and future business acquisitions. Unless otherwise provided in a prospectus supplement, we will not receive any of the proceeds from sales of securities by selling securityholders, if any.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our amended and restated certificate of incorporation, as may be amended from time to time (“Certificate of Incorporation”) and amended and restated bylaws, as may be amended from time to time (“Bylaws”), both of which have been publicly filed with the SEC. The terms of our common stock and any preferred stock we may offer may also be affected by the General Corporation Law of the State of Delaware (the “DGCL”). As used in this section only, “Broadcom,” “Company,” “we,” “our” or “us” refer to Broadcom Inc. excluding our subsidiaries, unless expressly stated or the context otherwise requires.
Overview
Our authorized capital stock consists of 2,900,000,000 shares of common stock, $0.001 par value per share, and 100,000,000 shares of preferred stock, $0.001 par value per share.
On June 12, 2024, we announced a ten-for-one forward stock split of our common stock. The stock split will be effected through the filing of an amendment to our Certificate of Incorporation, which will increase the number of authorized shares of common stock from 2,900,000,000 to 29,000,000,000, effective after the close of market on July 12, 2024.
Common Stock
Voting Rights
Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. The holders of our common stock do not have cumulative voting rights in the election of directors. Accordingly, in an uncontested election, holders of a majority of the voting shares are able to elect all of the directors. More information on the voting rights of stockholders is included in the subsection titled “Composition of the Board of Directors; Election and Removal of Directors; Filling Vacancies” below.
Dividends
Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. Dividends may be paid in cash, in property or in shares of common stock. Declaration and payment of any dividend are subject to the discretion of our board of directors. The time and amount of dividends is dependent upon our financial condition, operations, cash requirements and availability, debt repayment obligations, capital expenditure needs, restrictions in our debt instruments, industry trends, the provisions of the DGCL affecting the payment of distributions to stockholders and any other factors our board of directors may consider relevant.
Liquidation
In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.
Rights and Preferences
Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Fully Paid and Non-Assessable
All outstanding shares of our common stock are fully paid and non-assessable.
Preferred Stock
Our board of directors is authorized, without action by the stockholders, to designate and issue up to an aggregate of 100,000,000 shares of preferred stock from time to time in one or more series. Our board of directors can designate the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes, could, under certain circumstances, have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying, deferring or preventing a change in control of our Company, which might harm the market price of our common stock.
Annual Stockholder Meetings
Our Certificate of Incorporation and Bylaws provide that annual stockholder meetings will be held at a date, place (if any) and time, as exclusively selected by our board of directors. To the extent permitted under applicable law, we may but are not obligated to conduct meetings by remote communications, including by webcast.
Anti-Takeover Effects of Provisions
Some provisions of the DGCL and our Certificate of Incorporation and Bylaws could make the following transactions difficult: acquisition of our Company by means of a tender offer, proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for shares of our common stock. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of our Company to first negotiate with our board of directors. We believe that the benefits of protection to our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our Company outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.
Delaware Anti-Takeover Statute
Section 203 of the DGCL prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly-held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock and a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.
Undesignated Preferred Stock
The ability to authorize undesignated preferred stock will make it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our Company. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our Company.

Special Stockholder Meetings
Our Bylaws provide that a special meeting of stockholders may be called only by our board of directors or by two or more common stockholders holding at least 10% of the total number of our issued and outstanding shares.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.
Proxy Access Nominations
Our Bylaws provide that we must include in our proxy statement for an annual meeting of stockholders the name, together with certain other required information, of any person nominated for the election of directors in compliance with specified provisions in our Bylaws by a single stockholder that satisfies (or by a group of no more than 20 stockholders that satisfy) various notice and other requirements specified in our Bylaws. Among other requirements, such stockholder or group of stockholders would need to provide evidence verifying that the stockholder or group owns, and has owned continuously for the preceding three years, at least 3% of the outstanding shares of our common stock. Our Bylaw provision establishes a maximum number of nominees submitted by stockholders that we would be required to include in our proxy statement for an annual meeting.
No Stockholder Action by Written Consent
Our Certificate of Incorporation and Bylaws do not provide for the right of stockholders to act by written consent without a meeting.
Composition of the Board of Directors; Election and Removal of Directors; Filling Vacancies
Our board of directors may consist of not less than one nor more than 13 directors. In any uncontested elections of directors, a director nominee for the board of directors will be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares represented and entitled to vote at a meeting of the stockholders for the election of directors at which a quorum is present, voting together as a single class. An incumbent director who is nominated for an uncontested election and fails to receive a majority of the votes present and voting for such director’s reelection would be required to tender his or her resignation to the board of directors. The Nominating, Environmental, Social and Governance Committee of the board of directors (or any future committee the equivalent thereof) will make a recommendation to the board of directors on whether to accept or reject the resignation, or whether other action should be taken. The board of directors will act on the recommendation of such committee and will publicly disclose its decision within 90 days from the date of the certification of the election results. In a contested election, a plurality voting standard will apply to director elections. Our directors are elected until the expiration of the term for which they are elected and until their respective successors are duly elected and qualified.
Our directors may be removed only by the affirmative vote of at least a majority of the holders of our then outstanding common stock. Furthermore, any vacancy on the board of directors, however occurring, including a vacancy resulting from an increase in the size of the board, may be filled only by a majority vote of the board of directors then in office, even if less than a quorum, or by the sole remaining director. This system of electing and removing directors and filling vacancies may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of our Company, because it generally makes it more difficult for stockholders to replace a majority of the directors.
Choice of Forum
Our Certificate of Incorporation and Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for: any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL or our Certificate of Incorporation or Bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. Although our Certificate of Incorporation contains the choice of forum provision described above, it is possible that a court could find that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.
Amendment of the Certificate of Incorporation and Bylaws
The amendment of any of the provisions in our Certificate of Incorporation would require approval by a stockholder vote by the holders of at least a majority of the voting power of the then outstanding voting stock. Our Bylaws may be amended by the board of directors or by the holders of at least a majority of the voting power of the then outstanding voting stock.
The provisions of the DGCL, our Certificate of Incorporation and Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Limitations of Liability and Indemnification Matters
Our Certificate of Incorporation contains provisions that limit the liability of our directors and officers for monetary damages to the fullest extent permitted by the DGCL. Consequently, our directors and officers are not personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duties, except liability for:
•	any breach of the director’s or officer’s duty of loyalty to us or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL, in the case of a director;
•	any transaction from which the director or officer derived an improper personal benefit; or
•	in any action by or in the right of us, in the case of an officer.
Each of our Certificate of Incorporation and Bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by the DGCL. Our Bylaws also obligate us to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the DGCL. We have entered into agreements to indemnify the directors, executive officers and other employees as determined by our board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding to the fullest extent permitted by applicable law. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage.
Uncertificated Shares
Holders of shares of our common stock do not have the right to require Broadcom to issue certificates for their shares. We only issue uncertificated shares of our common stock.

Stock Exchange Listing
Shares of our common stock are listed on Nasdaq under the symbol “AVGO.”
No Sinking Fund
The shares of our common stock do not have sinking fund provisions.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 250 Royall Street, Canton, Massachusetts 02021.

DESCRIPTION OF DEBT SECURITIES
The following is a general description of the debt securities that may be issued from time to time by us under this prospectus. The particular terms relating to each debt security will be set forth in a prospectus supplement. As used in this section only, “Broadcom,” “we,” “our” or “us” refer to Broadcom Inc. excluding our subsidiaries, unless expressly stated or the context otherwise requires.
General
Subject to compliance with our other existing indebtedness, we may issue from time to time debt securities under one or more indentures (each of which we refer to herein as the “indenture”) to be entered into between us and Wilmington Trust, National Association, as trustee.
The debt securities will be our direct obligations, which can be secured or unsecured. The debt securities will either rank as senior debt or subordinated debt, and may be issued either separately or together with, or upon the conversion of, or in exchange for, other securities. Our ability to meet our obligations under the debt securities, including payment of principal and interest on the debt securities, depends on the earnings and cash flows of our subsidiaries and the ability of our subsidiaries to pay dividends or advance or repay funds to us. Contractual provisions or laws, as well as our subsidiaries’ financial condition and operating requirements, may limit our ability to obtain from our subsidiaries cash that we may need to pay our debt service obligations, including payments on the debt securities. Holders of the debt securities will be structurally subordinated to the creditors, including trade creditors, of any of our subsidiaries.
We have summarized certain general features of the debt securities below. You should read the applicable indenture for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed the form of the indenture with the SEC as an exhibit to this registration statement, and we will include the applicable final indenture and any other instrument establishing the terms of the debt securities we offer as exhibits to a filing we will make with the SEC in connection with the offering of such debt securities. Please read the section under the heading “Where You Can Find More Information.”
Terms Applicable to Debt Securities
The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:
•	the title of the debt securities;
•	the total principal amount of the debt securities;
•
whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the subordination provisions and the applicable definition of “senior indebtedness”;

•	whether the debt securities will be secured or unsecured;
•	whether the debt securities will be guaranteed;
•	any limit on the total principal amount of the debt securities and the ability to issue additional debt securities of the same series;
•	the date(s) on which the principal of and any premium on the debt securities will be payable;
•
the interest rate, if any, the date from which interest will accrue, interest payment dates and record dates for interest payments, the method or methods by which such rate may be determined, whether payment of interest will be contingent in any respect and/or the interest rate reset, and the method by which any of the foregoing will be determined;

•	the remarketing or extension features of the debt securities, if any;
•	our right, if any, to defer payment of interest and the maximum length of the deferral period;
•	any covenants or restrictions on us or our subsidiaries;
•
the place(s) where payments on the debt securities will be payable, where the debt securities may be presented for registration of transfer or exchange, and where notices to or demands upon us in respect of the debt securities may be made;

•	our right to issue, and purchase in the open market or otherwise, debt securities of the series;
•	any provisions for redemption or early repayment;
•	any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities prior to maturity;
•	the currency and denominations in which we may issue the debt securities;
•
whether payments on the debt securities will be payable in foreign currency or currency units or another form, whether payments on the debt securities will be payable by reference to any index or formula, and the manner in which such amounts will be determined;

•	the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;
•
provisions relating to defeasance and covenant defeasance and any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	the events of default applicable to the debt securities;
•	any restrictions or other provisions relating to the transfer or exchange of the debt securities;
•	provisions relating to satisfaction and discharge of the indenture;
•	provisions relating to form, registration, exchange and transfer;
•	the designation of agents (including paying agents) with respect to the debt securities;
•	modification, waiver and amendment provisions;
•	any terms for the conversion or exchange of the debt securities for other securities issued by us;
•	whether the debt securities will be issued in the form of global securities or certificates;
•	the form of any legend or legends that will be borne by any global security, if applicable;
•	provisions relating to the right of the trustee or the requisite holders of the debt securities to declare the principal amount due and payable; and
•	any other terms of the debt securities, whether in addition to, or by modification or deletion of, the terms described herein.
We may sell debt securities at a discount below their stated principal amount. Any such discount may be substantial. Debt securities we sell may bear no interest or may bear interest at a rate that at the time of issuance is above or below market rates.
Additional Issues
The indenture will not limit the aggregate principal amount of debt securities that may be issued under it. Among other things, we may from time to time, without notice to or the consent of the holders of our debt securities, create and issue additional debt securities of a series ranking equally and ratably with, and having the same interest rate, maturity and/or other terms as, our other debt securities of such series in all respects, or in all respects except for the issue date, the public offering price, the payment of interest accruing prior to the issue date or the first interest payment date of such additional debt securities; provided that, if such additional debt securities are not fungible for U.S. federal income tax purposes with the initial debt securities of such series, such additional debt securities will have a different CUSIP, ISIN and/or any other identifying number.
Reports
To the extent any debt securities are outstanding, we will deliver to the trustee any reports, information and documents that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act within 30 days after such report, information or document is required to be filed with the SEC. We also will comply with the other provisions of Section 314(a) of the Trust Indenture Act, to the extent applicable. Reports, information and documents filed with the SEC via the EDGAR system will be deemed to be delivered to the trustee as of the time of such filing via EDGAR for purposes of this paragraph, it being understood that the trustee shall not be responsible for determining whether such filings have been made. Delivery of reports, information and documents to the trustee under this paragraph is for informational purposes only and the trustee’s receipt of the foregoing shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of the covenants under the indenture (as to which the trustee is entitled to rely exclusively on officer’s certificates). All such reports, information or documents referred to in this paragraph that we file with the SEC via the EDGAR system shall be deemed to be filed with the trustee and transmitted to holders at the time such reports, information or documents are filed via the EDGAR system (or any successor system).
The term “Trust Indenture Act” is defined in the indenture to mean the Trust Indenture Act of 1939 as in force at the date as of which the indenture was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.
Consolidation, Merger or Sale
Under the indenture, we may not consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any other person (as defined below), referred to as a “successor person,” unless:
•
we are the surviving person or the successor person (if other than Broadcom) is a person organized and validly existing under the laws of any U.S. domestic jurisdiction, any current or former member state of the European Union, Canada or any province of Canada, the United Kingdom, Switzerland, the Republic of Singapore, Bermuda or the Cayman Islands and expressly assumes by supplemental indenture our obligations on the debt securities and under the indenture (any such transaction resulting in an entity organized or existing under the laws of any jurisdiction other than a U.S. domestic jurisdiction, a “non-U.S. domicile transaction”);

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing under the indenture; and
•
we have delivered to the trustee, prior to the consummation of the proposed transaction an officer’s certificate to the foregoing effect and an opinion of counsel stating that the proposed transaction and the supplemental indenture comply with the indenture.

Upon any consolidation of us with, or our merger into, any other person or any conveyance, transfer or lease of our properties and assets substantially as an entirety in accordance with the foregoing paragraph, the successor person formed by such consolidation or into which we are merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, us under the indenture with the same effect as if such successor person had been named as the issuer in the indenture, and thereafter, except in the case of a lease, the predecessor person shall be relieved of all obligations and covenants under the indenture and the debt securities; provided, however, that the predecessor issuer shall not be relieved from the obligation to pay the principal of, premium on, if any, interest and additional amounts (as defined below), if any, on, the debt securities, except in the case of a sale of all of our assets in a transaction that is subject to, and that complies with, the foregoing paragraph.
The term “person” is defined in the indenture to mean any individual, corporation, partnership, joint venture, trust, association, joint stock company, trust unincorporated organization, limited liability company, exempted company, exempted limited partnership or government or other entity.

Additional Amounts
After the occurrence of a non-U.S. domicile transaction with respect to us or any successor in interest to us, all payments made by the successor person resulting from the non-U.S. domicile transaction (each such successor person resulting from a non-U.S. domicile transaction, a “non-U.S. payor”) on or with respect to the debt securities will be made without withholding or deduction for, or on account of, any present or future tax, duty, levy, impost, assessment or other similar governmental charge (collectively, “taxes”) unless such withholding or deduction is required by law or by the interpretation of administration of law. If any deduction or withholding for, or on account of, any taxes imposed or levied by or on behalf of:
(a)
any jurisdiction (other than the United States or any political subdivision or governmental authority thereof or therein having power to tax) from or through which payment on the debt securities is made by or on behalf of a non-U.S. payor, or any political subdivision or governmental authority thereof or therein having the power to tax; or

(b)
any jurisdiction (other than the United States or any political subdivision or governmental authority thereof or therein having the power to tax) in which a non-U.S. payor that makes a payment on the debt securities is organized or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax

(each of clauses (a) and (b), a “relevant taxing jurisdiction”), will at any time be required from any payments made with respect to the debt securities, including payments of principal, redemption price, interest or premium, if any, the non-U.S. payor will pay (together with such payments) such additional amounts (the “additional amounts”) as may be necessary in order that the net amounts received in respect of such payments by the holder after such withholding or deduction (including any such deduction or withholding from such additional amounts), will not be less than the amounts that would have been received in respect of such payments on the debt securities in the absence of such withholding or deduction; provided, however, that no such additional amounts will be payable for or on account of:
(1)
any taxes that would not have been so imposed or levied but for the existence of any present or former connection between the relevant holder (or between a fiduciary, settlor, beneficiary, partner, member or shareholder of, or possessor of power over, the relevant holder, if such holder is an estate, nominee, trust, partnership, limited liability company or corporation) and the relevant taxing jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the relevant taxing jurisdiction) but excluding, in each case, any connection arising solely from the acquisition, ownership or holding of such debt securities or the enforcement or receipt of any payment in respect thereof;

(2)
any taxes that would not have been so imposed or levied if the holder of the debt security had complied with a reasonable request in writing of the non-U.S. payor (such request being made at a time that would enable such holder acting reasonably to comply with that request) to make a declaration of nonresidence or any other claim or filing or satisfy any certification, identification, information or reporting requirement for exemption from, or reduction in the rate of, withholding to which it is entitled (provided that such declaration of nonresidence or other claim, filing or requirement is required by the applicable law, treaty, regulation or official administrative practice of the relevant taxing jurisdiction as a precondition to exemption from, or reduction in the rate of deduction or withholding of, any such taxes);

(3)	any taxes that are payable otherwise than by withholding from a payment on or with respect to the debt securities;
(4)	any estate, inheritance, gift, sales, excise, transfer, personal property or similar taxes;
(5)
any taxes imposed in connection with a debt security presented for payment (where presentation is required for payment) by or on behalf of a holder or beneficial owner who would have been able to avoid such tax by presenting the relevant debt security to, or otherwise accepting payment from, another paying agent;

(6)
any taxes payable under Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended, as of the date of the applicable prospectus supplement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant thereto, and any intergovernmental agreements implementing the foregoing (including any legislation or other official guidance relating to such intergovernmental agreements); or

(7)	any combination of the above.
Such additional amounts will also not be payable (x) if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the debt security for payment (where presentation is required) within 30 days after the relevant payment was due and first made available for payment to the holder (provided that notice of such payment is given to the holders), except to the extent that the holder or beneficial owner or other such person would have been entitled to additional amounts on presenting the debt security for payment on any date during such 30-day period or (y) where, had the beneficial owner of the debt security been the holder of the debt security, such beneficial owner would not have been entitled to payment of additional amounts by reason of any of clauses (1) to (7) inclusive above.
The non-U.S. payor will (i) make or cause to be made any required withholding or deduction and (ii) remit or cause to be remitted the full amount deducted or withheld to the relevant taxing authority of the relevant taxing jurisdiction in accordance with applicable law. The non-U.S. payor will use reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any taxes so deducted or withheld from each relevant taxing authority of each relevant taxing jurisdiction imposing such taxes and will provide such certified copies to the trustee and the holders. If, notwithstanding the efforts of such non-U.S. payor to obtain such receipts, the same are not obtainable, such non-U.S. payor will provide the trustee and the holders with other reasonable evidence.
If any non-U.S. payor will be obligated to pay additional amounts under or with respect to any payment made on the debt securities, at least 30 days prior to the date of such payment, the non-U.S. payor will deliver to the trustee an officer’s certificate stating the fact that additional amounts will be payable and the amount so payable and such other information necessary to enable the paying agent to pay additional amounts to holders on the relevant payment date (unless such obligation to pay additional amounts arises less than 45 days prior to the relevant payment date, in which case the non-U.S. payor shall deliver such officer’s certificate and such other information as promptly as practicable after the date that is 30 days prior to the payment date). The trustee shall be entitled to rely solely on such officer’s certificate as conclusive proof that such payments are necessary.
Wherever in the indenture or the debt securities there is mention of, in any context:
(1)	the payment of principal;
(2)	redemption prices or purchase prices in connection with a redemption or purchase of debt securities;
(3)	interest; or
(4)	any other amount payable on or with respect to any of the debt securities;
such reference shall be deemed to include payment of additional amounts as described under this section to the extent that, in such context, additional amounts are, were or would be payable in respect thereof.
The non-U.S. payor will pay any present or future stamp, court or documentary taxes, or any other excise, property or similar taxes that arise in any relevant taxing jurisdiction from the execution, delivery, issuance, initial resale, registration or enforcement of any debt securities, the indenture or any other document or instrument in relation thereto (other than a transfer of the debt securities). The foregoing obligations will survive any termination, defeasance or discharge of the indenture and will apply mutatis mutandis to any jurisdiction in which any successor to a non-U.S. payor is organized or otherwise considered to be a resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein.

Redemption for Taxation Reasons
A non-U.S. payor may redeem the debt securities of a series, at its option, in whole, but not in part, at a redemption price equal to 100% of the principal amount thereof, upon not less than 10 nor more than 60 days’ prior notice to the holders of debt securities (which notice shall be irrevocable), together with accrued and unpaid interest, if any, to (but not including) the date fixed for redemption (a “tax redemption date”) (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to the tax redemption date) and all additional amounts, if any, then due or that will become due on the tax redemption date as a result of the redemption or otherwise, if any, if the non-U.S. payor determines in good faith that, as a result of:
(1)	any change in, or amendment to, the law or treaties (or any regulations, protocols or rulings promulgated thereunder) of a relevant taxing jurisdiction affecting taxation; or
(2)
any change in, or amendment to, an official position or the introduction of an official position regarding the application, administration or interpretation of such laws, treaties, regulations, protocols or rulings (including a holding, judgment or order by a government agency or court of competent jurisdiction or a change in published administrative practice) (each of the foregoing in clauses (1) and (2), a “change in tax law”), the non-U.S. payor is, or on the next date on which any amount would be payable in respect of the debt securities of such series would be, required to pay any additional amounts with respect to the debt securities of such series, and such obligation cannot be avoided by taking reasonable measures available to the non-U.S. payor (including the appointment of a new paying agent).
In the case of any non-U.S. payor, the change in tax law must become effective after the date the applicable relevant taxing jurisdiction becomes a relevant taxing jurisdiction. Notwithstanding the foregoing, no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the non-U.S. payor would be obligated to make such payment of additional amounts. Prior to the publication, mailing or delivery of any notice of redemption of the debt securities of a series pursuant to the foregoing, the non-U.S. payor will deliver to the trustee (a) an officer’s certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right so to redeem have been satisfied and (b) an opinion of an independent tax counsel of recognized standing to the effect that the non-U.S. payor would be obligated to pay additional amounts as a result of a change in tax law. The trustee will accept such officer’s certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the holders.
The foregoing provisions will apply mutatis mutandis to the laws and official positions of any jurisdiction in which any successor to a non-U.S. payor is organized or otherwise considered to be a resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein. The foregoing provisions will survive any termination, defeasance or discharge of the indenture.
Events of Default
Each of the following will be an event of default under the indenture with respect to any series of debt securities:
•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;
•	default in the payment of the principal of or any premium on any debt security of that series at its maturity;
•
default in the performance, or breach by us of any covenant in the indenture with respect to a debt security of that series (other than a covenant a default in the performance of which or the breach of which is elsewhere in this paragraph specifically dealt with or which has expressly been included in the indenture solely for the benefit of a series of debt securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given to us by the trustee or to us and the trustee by the holders of not less than 25% in principal amount of the outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “notice of default” under the indenture; or

•	specified events involving bankruptcy, insolvency or reorganization involving us.

If an event of default described in any one of the first three bullets above occurs with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every such case the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all the debt securities of that series (or, if any debt securities of that series are original issue discount securities, such portion of the principal amount of such debt securities as may be specified by the terms thereof) to be due and immediately payable, by a notice in writing to us (and to the trustee if given by the holders), and upon any such declaration, such principal amount (or specified amount) shall become immediately due and payable. A notice of default pursuant to the third bullet above may not be given with respect to any action taken, and reported publicly or to holders and the trustee, more than two years prior to such notice of default. If an event of default described in the fourth bullet above with respect to debt securities of any series at the time outstanding occurs, then the principal amount (or, if any debt securities of that series are original issue discount securities, such portion of the principal amount of such debt securities as may be specified by the terms thereof) and any accrued interest upon all the debt securities of that series will automatically, and without any declaration or other action on the part of the trustee or any holder, become immediately due and payable.
Other Terms Applicable to the Debt Securities
At any time after a declaration of acceleration with respect to the debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the trustee as provided in the indenture, the event of default giving rise to such declaration of acceleration shall, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if:
•	we have paid or deposited with the trustee a sum sufficient to pay:
○	all overdue interest on all outstanding debt securities of that series;
○
the principal of (and premium, if any, on) any outstanding debt securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such debt securities;

○	to the extent that payment of such interest is legally permitted, interest upon overdue interest at the rate or rates prescribed therefor in such debt securities; and
○	all sums paid or advanced by the trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and
•
all events of default with respect to the debt securities of that series, other than the nonpayment of the principal of debt securities of that series which have become due solely by virtue of the declaration of acceleration, have been cured or waived as provided in the indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereon.
Any notice of default, notice of acceleration or instruction to the trustee to provide a notice of default, notice of acceleration or take any other action (a “noteholder direction”) provided by any one or more holders (each a “directing holder”) must be accompanied by a written representation from each such holder delivered to us and the trustee that such holder is not (or, in the case such holder is The Depository Trust Company (“DTC”) or its nominee, that such holder is being instructed solely by beneficial owners that have represented to such holder that they are not) net short (a “position representation”), which representation, in the case of a noteholder direction relating to the delivery of a notice of default shall be deemed a continuing representation until the resulting event of default is cured or otherwise ceases to exist or the debt securities are accelerated. In addition, each directing holder is deemed, at the time of providing a noteholder direction, to covenant to provide us with such other information as we may reasonably request from time to time in order to verify the accuracy of such holder’s position representation within five business days of request therefor (a “verification covenant”). In any case in which the holder is DTC or its nominee, any position representation or verification covenant required hereunder shall be provided by the beneficial owners of the debt securities in lieu of DTC or its nominee, and DTC shall be entitled to conclusively rely on such position representation and verification covenant in delivering its direction to the trustee.
If, following the delivery of a noteholder direction, but prior to acceleration of the debt securities, we determine in good faith that there is a reasonable basis to believe a directing holder was, at any relevant time, in breach of its position representation and provides to the trustee an officer’s certificate stating that we have initiated litigation in a court of competent jurisdiction seeking a determination that such directing holder was, at such time, in breach of its position representation, and seeking to invalidate any event of default that resulted from the applicable noteholder direction, the cure period with respect to such default shall be automatically stayed and the cure period with respect to such event of default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a noteholder direction, but prior to acceleration of the debt securities, we provide to the trustee an officer’s certificate stating that a directing holder failed to satisfy its verification covenant, the cure period with respect to such default shall be automatically stayed and the cure period with respect to any event of default that resulted from the applicable noteholder direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such verification covenant. Any breach of the position representation shall result in such holder’s participation in such noteholder direction being disregarded; and, if, without the participation of such holder, the percentage of debt securities held by the remaining holders that provided such noteholder direction would have been insufficient to validly provide such noteholder direction, such noteholder direction shall be void ab initio (other than any indemnity such directing holder may have offered the trustee), with the effect that such event of default shall be deemed never to have occurred, acceleration voided and the trustee shall be deemed not to have received such noteholder direction or any notice of such default or event of default. A position representation may be substantially in the form attached to the indenture with such other changes and information as may be reasonably requested by us and the trustee.
For the avoidance of doubt, the trustee shall be entitled to conclusively rely on any noteholder direction delivered to it in accordance with the indenture, shall have no duty to inquire as to or investigate the accuracy of any position representation, enforce compliance with any verification covenant, verify any statements in any officer’s certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to derivative instruments, net shorts, long derivative instruments, short derivative instruments or otherwise. The trustee shall have no liability to Broadcom, any holder or any other person in acting in good faith on a noteholder direction.
The holders of not less than a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series; provided, that:
•	such direction shall not be in conflict with any rule of law or with the indenture;
•	the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction; and
•
subject to certain duties and responsibilities of the trustee set forth in the indenture, the trustee will have the right to decline to follow such direction if (i) the holders have failed to provide the trustee with security or indemnity satisfactory to it in its sole discretion; (ii) a responsible officer of the trustee shall, in good faith, determine that the proceeding so directed would involve the trustee in personal liability; or (iii) such direction would be unduly prejudicial to the rights of other holders (it being understood that the trustee has no duty to determine if any action is prejudicial to any holder) or would otherwise be contrary to applicable law or the indenture.

No holder of any debt security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver, assignee, trustee, liquidator or sequestrator (or other similar official), or for any other remedy hereunder, unless:
•	such holder has previously given written notice to the trustee of a continuing event of default with respect to the debt securities of that series;
•
holders of not less than 25% in principal amount of the outstanding debt securities of that series shall have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the indenture;

•
such holder or holders have offered (and if requested, provided) to the trustee security or indemnity satisfactory to the trustee in its sole discretion against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and
•
no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities of that series;

it being understood and intended that no one or more of such holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of the indenture to affect, disturb or prejudice the rights of any other holders of debt securities, or to obtain or to seek to obtain priority or preference over any other of such holders or to enforce any right under the indenture, except in the manner herein provided and for the equal and ratable benefit of all such holders.
Notwithstanding any other provision in the indenture, the holder of any debt security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and interest on such debt security on the respective stated maturities expressed in such debt security (or, in the case of redemption or repayment, on the redemption date or repayment date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such holder.
We will deliver to the trustee, within 120 days after the end of each fiscal year, an officer’s certificate, the signer of which shall be our principal executive, principal accounting or principal financial officer, stating whether or not, to the best knowledge of the signer thereof, we are in default in the performance and observance of any of the terms, provisions, covenants and conditions of the indenture (without regard to any period of grace or requirement of notice provided thereunder) and, if we will be in default, specifying all such defaults and the nature and status thereof of which he or she may have knowledge.
The trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or event of default with respect to the debt securities of a series, except an Event of Default described in the first two bullets under “—Events of Default” above (provided, that the trustee is the principal paying agent with respect to the debt securities of such series), unless a responsible officer of the trustee has received written notice at its corporate trust office of such default or event of default from us, any of our subsidiaries or a holder of any debt security, which notice states that the event referred to therein constitutes a default or event of default and references the indenture and the relevant series of debt securities.
Defeasance
When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee funds and/or government securities sufficient to make payments on the outstanding debt securities of any series on the dates those payments are due and payable and comply with all other conditions to defeasance set forth in the indenture, then, at our option, either of the following will occur:
•	we will be discharged from our obligations with respect to the outstanding debt securities of such series (“legal defeasance”); or
•
we will no longer have any obligation to comply with the restrictive covenants under the indenture with respect to the outstanding debt securities of such series, and the related events of default will no longer apply to us, but some of our other obligations under the indenture and such series of debt securities, including our obligation to make payments on such series of those debt securities, will survive (“covenant defeasance”).

If we legally defease any series of debt securities, the holders of the debt securities of such series affected will not be entitled to the benefits of the indenture, except for:
•	the rights of holders of debt securities to receive, solely from a trust fund, payments in respect of such debt securities when payments are due;
•	our obligation to register the transfer or exchange of the debt securities;
•	our obligation to replace mutilated, destroyed, lost or stolen debt securities; and
•	our obligation to maintain paying agencies and hold moneys for payment in trust.
We may legally defease the outstanding debt securities of any series notwithstanding any prior exercise of our option of covenant defeasance in respect of such outstanding debt securities of such series.

In order to exercise our legal defeasance or covenant defeasance option with respect to outstanding debt securities of a series, we will be required to deliver to the trustee an opinion of counsel, subject to customary assumptions and exclusions, to the effect that the deposit and related legal defeasance or covenant defeasance, as the case may be, will not cause the beneficial owners of the outstanding debt securities of such series to recognize income, gain or loss for U.S. federal income tax purposes and that the beneficial owners of the outstanding debt securities of such series will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related legal defeasance or covenant defeasance, as the case may be, had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling received from or published by the U.S. Internal Revenue Service or a change in law to that effect.
Actions Not Requiring Consent of Holders
We may enter into one or more supplemental indentures with the trustee without the consent of the holders of the debt securities of any series in order to:
•
evidence the succession of another person to us, or successive successions, and the assumption of our covenants, agreements and obligations by such successor person, in each case in accordance with the terms of the indenture;

•	add to our covenants for the benefit of the holders of debt securities of such series or surrender any right or power conferred upon us in the indenture;
•	add any additional events of default for the debt securities of such series for the benefit of the holders of the debt securities of such series;
•	add to or change any of the provisions of the indenture to the extent necessary to permit or facilitate the issuance of debt securities in uncertificated form;
•
add to, change or eliminate any of the provisions of the indenture applying to one or more series of debt securities, provided, however, that if such addition, change or elimination adversely affects the interests of holders of debt securities of any series in any material respect, such addition, change or elimination will become effective with respect to that series only when no debt securities of such series remain outstanding;

•	convey, transfer, assign, mortgage or pledge any property to or with the trustee or to surrender any right or power conferred upon us by the indenture;
•	establish the forms or terms of any series of debt securities;
•
evidence and provide for successor trustees and to add to or change any provisions of the indenture to the extent necessary to appoint a separate trustee or trustees for debt securities of one or more series;

•	cure any ambiguity, or correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision in the indenture;
•
make other provisions with respect to matters or questions arising under the indenture, provided that (i) in the case of any such cure, correction, supplement, matter, question, amendment or modification to (or which results in any change to) a guarantee of the debt securities of any series, the foregoing shall not adversely affect the interests of the holders of any debt securities then outstanding; and (ii) in all other cases, such action does not adversely affect the interests of holders of debt securities of any series in any material respect;

•
supplement any provisions of the indenture to the extent necessary to permit the defeasance and discharge of any series of debt securities, provided that such action does not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities in any material respect;

•	comply with the rules or regulations of any securities exchange or automated quotation system on which any series of debt securities may be listed or traded;
•	secure any series of debt securities or any guarantee thereof;

•
add to, change or eliminate any provisions of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act, provided that such action does not adversely affect the rights or interests of any holder of debt securities in any material respect;

•	provide for the payment by us of additional amounts in respect of taxes imposed on certain holders and for the treatment of such additional amounts as interest and for all matters incidental thereto;
•
add guarantors with respect to any series of debt securities or release a guarantor from its obligations under its guarantee or the indenture in accordance with the applicable provisions of the indenture and the debt securities of the applicable series;

•
conform the terms of the indenture and any series of debt securities to any provision or other description of such series of Securities, as the case may be, contained in an offering document related thereto; or

•	comply with the rules of any applicable depositary.
Actions Requiring Consent of Holders
With the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all series affected by such supplemental indenture or amendment (treated as one class), by act of said holders delivered to us and the trustee, we, when authorized by a board of directors resolution, and the trustee may enter into an indenture or indentures supplemental to the indenture and/or amendments to any related guarantee agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or any such guarantee agreement or of modifying in any manner the rights of the holders of debt securities of such series under the indenture or any such guarantee agreement. However, without the consent of the holders of each outstanding debt security affected by the supplemental indenture or guarantee agreement, we may not enter into a supplemental indenture or guarantee agreement that:
•
changes the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduces the principal amount of, or any premium or rate of interest on, any debt security;

•	reduces the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;
•	changes the place or currency of payment of principal, premium, if any, or interest;
•	impairs the right to institute suit for the enforcement of any payment on or after such payment becomes due for any debt security;
•
reduces the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification of the indenture, for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults of the indenture;

•
makes certain modifications to the provisions for modification of the indenture and for certain waivers, except to increase the principal amount of debt securities of any series necessary to consent to any such change or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected by such change;

•
if the debt securities of any series are then secured, changes the terms and conditions pursuant to which the debt securities of such series are secured in a manner adverse to the holders of such debt securities in any material respect; or

•
makes any change in the provisions of the indenture described under “—Additional Amounts” above that adversely affects the right of any holder of such debt securities or amends the terms of such debt securities in a way that would result in a loss of an exemption from any of the taxes described thereunder or an exemption from any obligation to withhold or deduct taxes so described thereunder unless the non-U.S. payor agrees to pay additional amounts, if any, in respect thereof.

We may omit, in respect of one or more series of debt securities, in any particular instance to comply with any covenant or condition applicable to such debt securities, if before or after the time for such compliance the holders of at least a majority in principal amount of the then debt securities of all series affected (voting as one class) shall, by act of such holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, our obligations and the duties of the trustee in respect of any such covenant or condition shall remain in full force and effect.
The holders of not less than a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to such debt series and its consequences, except a default:
•	in the payment of the principal of or any premium or interest on any debt security of such series, or
•	in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected.
Upon any such waiver, such default shall cease to exist, and any event of default arising therefrom shall be deemed to have been cured, for every purpose of the indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
Satisfaction and Discharge
We may discharge our obligations under the indenture while debt securities of any series remain outstanding if (1) all outstanding debt securities of such series have become due and payable, (2) all outstanding debt securities of such series will become due and payable at their stated maturity within one year of the date of deposit or (3) all outstanding debt securities of such series are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at our expense, and, in each case, we have deposited with the trustee an amount of funds and/or government securities sufficient to pay and discharge all outstanding debt securities of such series on the date of their scheduled maturity or the scheduled date of the redemption (provided that upon any redemption that requires the payment of a premium, the amount deposited shall be sufficient to the extent that an amount is deposited with the trustee equal to the premium calculated as of the date of the notice of redemption, with any deficit on the redemption date (any such amount, the “applicable premium deficit”) only required to be deposited with the trustee on or prior to the redemption date (it being understood that any satisfaction and discharge shall be subject to the condition subsequent that such applicable premium deficit is in fact paid)) and paid all other amounts payable under the indenture in respect of the applicable series of debt securities. Any applicable premium deficit shall be set forth in an officer’s certificate delivered to the trustee one business day prior to the deposit of such applicable premium deficit (or as promptly as reasonably practicable thereafter) that confirms that such applicable premium deficit shall be applied toward such redemption. The trustee shall have no duty to determine, or verify the calculation of, the applicable premium or any applicable premium deficit.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
The indenture will provide that each of us, the trustee and the holders of debt securities by their acceptance of the debt securities irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture or the transactions contemplated thereby.
The indenture will further provide that each of we, the holders of debt securities and the trustee irrevocably submits to the exclusive jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Southern District in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to the indenture and the debt securities, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts, and waives any objection it may have under law to such courts and jurisdiction as proper venue in connection with any such suit, action or proceeding.
Trustee
Wilmington Trust, National Association will be the trustee under the indenture. If an event of default has occurred and is continuing and is actually known to a responsible officer of the trustee, the trustee will be required to exercise such of the rights and powers vested in it by the indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs; provided, the trustee will be under no obligation to exercise any of the rights and powers under the indenture at the request or direction of any holders, unless such holders have offered (and if requested, provided) to the trustee indemnity satisfactory to the trustee against any loss, liability, or expenses, and then only to the extent required by the terms of the indenture.
Global Securities
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, DTC, as depositary, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•	a limited-purpose trust company organized under the New York Banking Law;
•	a “banking organization” within the meaning of the New York Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants, in accordance with the rules and procedures applicable to the DTC system. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, we understand DTC’s current practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or any other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will provide an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement or free writing prospectus, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
•	an event of default has occurred and is continuing with respect to such series of securities;
we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement or free writing prospectus, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Other
The information in this section of this prospectus and the information elsewhere in this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been provided for informational purposes only, is not intended to serve as a representation, warranty or contract modification of any kind, and was obtained from sources that we believe to be reliable, but we do not take responsibility for this information. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities, their systems or their participants, and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor the trustee nor any agent of ours or of the trustee will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any warrants, rights, purchase contracts or units issued by us that may be offered and sold pursuant to this prospectus.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION
We, or any of the selling securityholders, may sell the offered securities from time to time:
•	to or through underwriters, brokers or dealers;
•	in short or long transactions;
•	through agents;
•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly to one or more purchasers;
•	through a combination of any of these methods of sale; or
•	through any other methods described in a prospectus supplement.
We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in the applicable prospectus supplement.

LEGAL MATTERS
Wachtell, Lipton, Rosen & Katz will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Broadcom Inc. Additional legal matters may be passed upon for us, any selling securityholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS
Broadcom
The financial statements of Broadcom and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Broadcom’s Annual Report on Form 10-K for the fiscal year ended October 29, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
VMware
The financial statements of VMware incorporated in this prospectus by reference to VMware’s Annual Report on Form 10-K for the fiscal year ended February 3, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The following is an estimate of the expenses that we may incur and are payable by us in connection with the securities being registered hereby:
SEC registration fee	$ (1)
FINRA filing fee	(2)
Transfer agent fees and expenses	(2)
Trustee’s fees and expenses	(2)
Printing expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Miscellaneous expenses	(2)
Total	$ (2)
(1)
Pursuant to Rules 456(b) and 457(r) under the Securities Act, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

(2)
These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.
Under Section 145 of the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify any person who was or is a party or is threatened to be made a party to any such threatened, pending or completed action by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) only against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent the appropriate court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.
Our Certificate of Incorporation provides that the directors and officers of Broadcom Inc. will be indemnified by Broadcom Inc. to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses, liabilities and loss incurred in connection with their service as a director or officer on behalf of the Company.
As permitted by Section 102(b)(7) of the DGCL, our Certificate of Incorporation provides that a director of Broadcom Inc. shall not be personally liable to Broadcom Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director, except for such liability as is expressly not subject to limitation under the DGCL, as the same exists or may hereafter be amended to further limit or eliminate such liability.

Broadcom Inc. has also entered into certain indemnification agreements with its directors and officers. The indemnification agreements provide Broadcom Inc.’s directors and officers with further indemnification to the maximum extent permitted by the DGCL.
As permitted by Section 145(g) of the DGCL, Broadcom Inc. also maintains directors’ and officers’ insurance.
Item 16.	Exhibits.
See Exhibit Index attached hereto and incorporated by reference.
Item 17.	Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

EXHIBIT INDEX
		Incorporated by Reference				Filed Herewith
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date
1.1*	Form of Underwriting Agreement.
2.1	Agreement and Plan of Merger, dated as of May 26, 2022, by and among Broadcom Inc., VMware, Inc., Verona Holdco, Inc., Verona Merger Sub, Inc., Barcelona Merger Sub 2, Inc. and Barcelona Merger Sub 3, LLC.	8-K	001-38449	2.1	05-26-2022
4.1	Amended and Restated Certificate of Incorporation.	8-K12B	001-38449	3.1	04-04-2018
4.2	Amended and Restated Bylaws.	8-K12B	001-38449	3.2	04-04-2018
4.3	Form of Common Stock Certificate.	10-Q	001-38449	4.1	06-14-2018
4.4*	Form of Certificate of Designation for Preferred Stock and Preferred Stock Certificate.
4.5	Form of Indenture.					X
4.6*	Form of Note.
4.7*	Form of Common Stock Warrant Agreement and Warrant Certificate.
4.8*	Form of Debt Securities Warrant Agreement and Warrant Certificate.
4.9*	Form of Rights Agreement.
4.10*	Form of Purchase Contract.
4.11*	Form of Unit Agreement.
5.1	Opinion of Wachtell, Lipton, Rosen & Katz.					X
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of Broadcom Inc.					X
23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of VMware, Inc.					X
23.3	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).					X
24.1	Powers of Attorney (included on signature pages).					X
25.1	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act of 1939 for the Debt Securities.					X
107	Filing Fee Table.					X
*	To be filed by amendment or as an exhibit to a report on Form 10-K, 10-Q or 8-K and incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on the eighth day of July, 2024.
Broadcom Inc.

By:	/s/ Kirsten M. Spears
Kirsten M. Spears Chief Financial Officer and Chief Accounting Officer
POWER OF ATTORNEY
Each person whose individual signature appears below hereby authorizes and appoints Hock E. Tan, Kirsten M. Spears and Mark D. Brazeal, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments and amendments thereto, and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue thereof. This power of attorney may be executed in counterparts.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/ Hock E. Tan	President, Chief Executive Officer and Director (Principal Executive Officer)	July 8, 2024
Hock E. Tan

/s/ Kirsten M. Spears	Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	July 8, 2024
Kirsten M. Spears

/s/ Henry Samueli	Chairman of the Board of Directors	July 8, 2024
Henry Samueli

/s/ Eddy W. Hartenstein	Lead Independent Director	July 8, 2024
Eddy W. Hartenstein

/s/ Diane M. Bryant	Director	July 8, 2024
Diane M. Bryant

/s/ Gayla J. Delly	Director	July 8, 2024
Gayla J. Delly

/s/ Kenneth Y. Hao	Director	July 8, 2024
Kenneth Y. Hao

Signature	Title	Date
/s/ Check Kian Low	Director	July 8, 2024
Check Kian Low

/s/ Justine F. Page	Director	July 8, 2024
Justine F. Page

/s/ Harry L. You	Director	July 8, 2024
Harry L. You